EXHIBIT 23(e)

Friedman LLP
Accountants and Advisors

1700 Broadway
New York, NY 10019
T: 212-842-7000
F: 212-842-7001
www.friedmanllp.com

Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 4, 2005, November 18, 2005, June 28, 2005, July 13, 2005, May 19, 2005, July 28, 2004, April 12, 2005, April 12, 2005, April 12, 2005, April 15, 2005, September 23, 2005, November 2, 2005, and November 10, 2005 with respect to the (i) statement of revenues and certain expenses of Windsor at Lenox Park, Atlanta, Georgia, for the year ended December 31, 2004; (ii) statement of revenues and certain expenses of the property known as Lincoln Centre, Dallas, Texas, for the year ended December 31, 2004; (iii) statement of revenues and certain expenses of the property located at Urban Centre, Tampa, Florida, for the year ended December 31, 2004; (iv) statement of revenues and certain expenses of the property known as U.S. Bank Plaza, Sacramento, California, for the year ended December 31, 2004; (v) statement of revenues and certain expenses of the property located at Inverness Center, Birmingham, Alabama, for the year ended December 31, 2004; (vi) statement of revenues and certain expenses of RREEF America Industrial Portfolio, Chicago, Illinois, for the year ended December 31, 2003; (vii) statement of revenues and certain expenses of the property located at 99 High Street, Boston, Massachusetts, for the year ended December 31, 2004; (viii) statement of revenues and certain expenses of the property located at 8270 Greensboro Drive, Tysons Corner, Virginia, for the year ended December 31, 2004; (ix) statement of revenues and certain expenses of The Reserve at Sugarloaf, Atlanta, Georgia, for the year ended December 31, 2004; (x) statement of revenues and certain expenses of the property located at Suncrest Village, Orlando, Florida, for the year ended December 31, 2004; (xi) statement of revenues and certain expenses of Palomino Park Apartments, Denver, Colorado, for the year ended December 31, 2004; (xii) statement of revenues and certain expenses of the property located at Embarcadero Center West, San Francisco, for the year ended December 31, 2004; and (xiii) statement of revenues and certain expenses of the property located at 1 and 7 Westferry Circus, Canary Wharf, London, England, for the twelve months ended June 30, 2005, in the Registration Statement (on Form S-1) and related prospectus of TIAA Real Estate Account for the offer and sale of interests in the TIAA Real Estate Account, a variable option offered through certain TIAA annuity contracts.

                     /s/ Friedman LLP, as successor to
                          Friedman Alpren & Green LLP

April 27, 2006